No: 1637055

BRITISH VIRGIN ISLANDS

BVI BUSINESS COMPANIES ACT, 2004

MEMORANDUM

AND

ARTICLES OF ASSOCIATION

OF

Blue Wolf Mongolia Holdings Corp.

FIRST INCORPORATED THE 11TH DAY OF MARCH, 2011

AMENDED AND RESTATED THE 12TH DAY OF JULY, 2011

AMENDED AND RESTATED THE 14TH DAY OF JULY, 2011

AMENDED AND RESTATED THE 21ST DAY OF AUGUST, 2012

Walkers Corporate Services (BVI) Limited

Walkers Chambers, 171 Main Street

Road Town, Tortola VG1110, British Virgin Islands

T +1 284 494 2204 F +1 284 494 5535 www.walkersglobal.com

TERRITORY OF THE BRITISH VIRGIN ISLANDS

BVI BUSINESS COMPANIES ACT, 2004

MEMORANDUM OF ASSOCIATION

OF

Blue Wolf Mongolia Holdings Corp.

NAME

1.	The name of the Company is Blue Wolf Mongolia Holdings Corp. (the "Company").

CHANGE OF NAME

2.	The Company may make application to the Registrar of Corporate Affairs in the approved form to change its name in accordance with section 21 of the Act and the change of name takes effect from the date of the certificate of change of name issued by the Registrar of Corporate Affairs. The Company may make such an application to change its name pursuant to a Resolution of Shareholders or a Resolution of Directors.

TYPE OF COMPANY

3.	The Company is a company limited by shares.

REGISTERED OFFICE AND REGISTERED AGENT

4.	The first Registered Office of the Company will be situate at the offices of Walkers Corporate Services (BVI) Limited, Walkers Chambers, 171 Main Street, Road Town, Tortola VG1110, British Virgin Islands.

5.	The first Registered Agent of the Company will be Walkers Corporate Services (BVI) Limited of Walkers Chambers, 171 Main Street, Road Town, Tortola VG1110, British Virgin Islands.

6.	The Company may, by Resolution of Shareholders or by Resolution of Directors, change the location of its Registered Office or change its Registered Agent and any such changes shall take effect on the registration by the Registrar of Corporate Affairs of a notice of change, filed by the existing Registered Agent or a legal practitioner in the British Virgin Islands acting on behalf of the Company.

LIMITATIONS ON BUSINESS OF COMPANY

7.	The business and activities of the Company are limited to those businesses and activities which it is not prohibited from engaging in under any law for the time being in force in the British Virgin Islands.

8.	Subject to the Act, any other enactment and this Memorandum (including, without limitation, paragraph 7 immediately above of this Memorandum) and the Articles, the Company has:

(a)	full capacity to carry on or undertake any business or activity, do any act or enter into any transaction; and

(b)	for the purposes of paragraph (a) immediately above, full rights, powers and privileges.

NUMBER, CLASSES AND PAR VALUE OF SHARES

9.	The Company is authorised to issue an unlimited number of shares consisting of six classes of shares of no par value as follows:

(a)	Ordinary Shares of no par value (“Ordinary Shares”);

(b)	Class A Preferred Shares of no par value (“Class A Preferred Shares”);

(c)	Class B Preferred Shares of no par value (“Class B Preferred Shares”);

(d)	Class C Preferred Shares of no par value (“Class C Preferred Shares”);

(e)	Class D Preferred Shares of no par value (“Class D Preferred Shares”); and

(f)	Class E Preferred Shares of no par value (“Class E Preferred Shares” and together with the Class A Preferred Shares, the Class B Preferred Shares, Class C Preferred Shares and the Class D Preferred Shares being referred to as the “Preferred Shares”).

RIGHTS, PRIVILEGES, RESTRICTIONS AND CONDITIONS OF SHARES

10.	Each Ordinary Share in the Company confers upon the Member subject to the other provisions of the Memorandum and Articles (unless waived by such Member):

(a)	the right to one vote at a meeting of the Members of the Company or on any Resolution of Members;

(b)	the right to an equal share in any dividend paid by the Company; and

(c)	the right to an equal share in the distribution of the surplus assets of the Company on its liquidation.

11.	The rights, privileges, restrictions and conditions attaching to the Preferred Shares shall be stated in the Memorandum and Articles, which shall be amended in accordance with paragraph 21 accordingly to set out and designate such rights, privileges, restrictions and conditions prior to the issue of such Preferred Shares. Such rights, privileges, restrictions and conditions may include:

(a)	the number of Shares and Series constituting that Class and the distinctive designation of that Class;

(b)	the dividend rate of the Preferred Shares of that class, if any, whether dividends shall be cumulative, and, if so, from which date or dates, and whether they shall be payable in preference to, or in relation to, the dividends payable on any other Class or Classes of Shares, including other Classes of Preferred Shares or the Ordinary Shares;

(c)	whether that Class shall have voting rights, and, if so, the terms of such voting rights;

(d)	whether that Class shall have conversion or exchange right and privileges, and, if so, the terms and conditions of such conversion or exchange, including provision for adjustment of the conversion or exchange rate in such events as the Directors shall determine;

(e)	whether or not the Preferred Shares of that Class shall be redeemable, and, if so, the terms and conditions of such redemption, including the manner of selecting Shares for redemption if less than all Preferred Shares are to be redeemed, the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount maybe less than the market value and which may vary under different conditions and at different dates;

(f)	whether that class shall be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of Preferred Shares of that class, and, if so, the terms and amounts of such sinking fund;

(g)	the right of the Preferred Shares of that Class to the benefit of conditions and restrictions upon the creation of indebtedness of the Company or any subsidiary, upon the issue of any additional Preferred Shares (including additional Preferred Shares of such Class of any other Class) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition or any subsidiary of any outstanding Preferred Shares;

(h)	the right of the Preferred Shares of that Class in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and whether such rights be in preference to, or in relation to, the comparable rights or any other Class or Classes of Preferred Shares; and

(i)	any other relative, participating, optional or other special rights, qualifications, limitations or restrictions of that class.

12.	Without prejudice to the other provisions of the Memorandum and Articles including paragraphs 11 and 21, the Directors have the authority and the power by Resolution of Directors to Amend the Memorandum and Articles:

(a)	to authorise and create additional Classes and Series with such designations, powers, preferences, rights, qualifications, limitations and restrictions, if any, as the Directors may by Resolution of Directors determine; and

(b)	(subject to the provisions of paragraph 11) to fix the designations, powers, preferences, rights, qualifications, limitations and restrictions, if any, appertaining to any and all Classes and Series that may be authorised to be issued under this Memorandum.

13.	For the purposes of section 9 of the Act, any rights, privileges, restrictions and conditions attaching to any of the Shares as provided for in the Articles are deemed to be set out and stated in full in this Memorandum.

FRACTIONAL SHARES

14.	The Company may issue Fractional Shares. A Fractional Share shall have the corresponding fractional rights, obligations and liabilities of a whole Share of the same Class. If more than one fraction of a Share of the same Class is issued to or acquired by the same Shareholder such fractions shall be accumulated.

VARIATION OF CLASS RIGHTS AND PRIVILEGES

15.	Prior to the consummation of a Business Combination, the rights, privileges, restrictions and conditions attached to the Ordinary Shares may only, whether or not the Company is being wound up, be varied with the consent in writing of, or by a resolution passed at a meeting of Shareholders by, the holders of at least sixty-five percent (65%) of the issued and outstanding Ordinary Shares. Following the consummation of a Business Combination, the rights attached to the Ordinary Shares may only, whether or not the Company is being wound up, be varied by a resolution passed by the holders of more than fifty percent (50%) of the Ordinary Shares which were present at a duly convened and constituted meeting and voted or with the consent in writing of fifty percent (50%) of the issued and outstanding Ordinary Shares, unless otherwise provided by the terms of issue of the Ordinary Shares.

16.	The rights, privileges, restrictions and conditions attached to any Class other than the Ordinary Shares may only, whether or not the Company is being wound up, be varied by a resolution passed by the holders of more than fifty percent (50%) of the Shares of such Class which were present at a duly convened and constituted meeting and voted or with the consent in writing of fifty percent (50%) of the issued and outstanding Shares of such Class, unless otherwise provided by the terms of issue of the Shares of such Class.

RIGHTS AND PRIVILEGES NOT VARIED BY THE ISSUE OF SHARES PARI PASSU

17.	The rights, privileges, restrictions and conditions conferred upon the Shareholder of any Class issued with preferred or other rights and privileges including the Ordinary Shares, shall, unless otherwise expressly provided by the terms of issue of the Shares of that Class, be deemed not to be varied by the creation or issue of further Shares ranking pari passu therewith or in any respect in priority thereto, including the creation or issue of any Preferred Shares ranking pari passu or in priority in any respect to any such Class, including for the avoidance of doubt the Ordinary Shares.

NO BEARER SHARES

18.	The Company is not authorised to issue bearer shares and all Shares shall be issued as registered shares.

NO EXCHANGE FOR BEARER SHARES

19.	Shares may not be exchanged for, or converted into, bearer shares.

TRANSFERS OF SHARES

20.	Subject to the provisions of the Memorandum and the Articles, Shares in the Company may be transferred.

AMENDMENT OF MEMORANDUM AND ARTICLES OF ASSOCIATION

21.	Subject to paragraphs 15 to 17 and 22, the Company may amend its Memorandum or Articles, including for the avoidance of doubt to create the rights, privileges, restrictions and conditions attaching to any Preferred Shares prior to their issue, by a Resolution of Shareholders or by a Resolution of Directors except that the Directors have no power to amend the Memorandum or the Articles:

(a)	to restrict the rights or powers of the Shareholders to amend the Memorandum or the Articles;

(b)	to change the percentage of Shareholders required to pass a resolution to amend the Memorandum or the Articles;

(c)	in circumstances where the Memorandum or the Articles cannot be amended by the Shareholders; or

(d)	to change the provisions of paragraphs 15, 16, 21 and 30 to 44 of the Memorandum.

22.	The provisions of paragraphs 10 and 30 to 44, whether or not the Company is being wound up, may only be amended with the consent in writing of or by a resolution passed at a meeting by the holders of at least sixty-five percent (65%) of the issued and outstanding Ordinary Shares, provided that to the extent that the Memorandum and Articles are in any respect inconsistent with or conflict with the terms of the Registration Statement, the Memorandum and Articles may be amended by Resolution of Directors or Resolution of Shareholders in any manner necessary to remove or correct any such conflict or inconsistency.

DEFINITIONS

23.	Words used in this Memorandum and not defined herein shall have the meanings set out in the Articles.

SHAREHOLDER LIABILITY

24.	The liability of a Shareholder to the Company, as shareholder, is limited to:

(a)	any amount unpaid on a Share held by the Shareholder;

(b)	(where applicable) any liability expressly provided for in this Memorandum or the Articles; and

(c)	any liability to repay a distribution under section 58(1) of the Act.

25.	A Shareholder has no liability, as a member, for the liabilities of the Company.

SEPARATE LEGAL ENTITY AND PERPETUAL EXISTENCE

26.	In accordance with section 27 of the Act, the Company is a legal entity in its own right separate from its Shareholders and continues in existence until it is dissolved.

EFFECT OF MEMORANDUM AND ARTICLES OF ASSOCIATION

27.	In accordance with section 11(1) of the Act, this Memorandum and the Articles are binding as between:

(a)	the Company and each Shareholder of the Company; and

(b)	each Shareholder of the Company.

28.	In accordance with section 11(2) of the Act, the Company, the board of Directors, each Director and each Shareholder of the Company has the rights, powers, duties and obligations set out in the Act except to the extent that they are negated or modified, as permitted by the Act, by this Memorandum or the Articles.

29.	In accordance with section 11(3) of the Act, this Memorandum and the Articles have no effect to the extent that they contravene or are inconsistent with the Act.

BUSINESS COMBINATIONS

30.	Paragraphs 30 to 44 shall terminate upon consummation of any Business Combination, and may not be amended during the Target Business Acquisition Period except as permitted by paragraphs 21 and 22.

31.	In the event that the Company does not consummate a Business Combination within 21 Months after the closing of the IPO, (such date being referred to as the “Termination Date”), this shall result in an automatic redemption of the Public Shares (an “Automatic Redemption Event”) and the Directors shall take all such action necessary to and the Company shall (i) redeem the Public Shares and/or distribute the Trust Account (less up to $50,000 of the net interest earned thereon to pay dissolution expenses) to the holders of Public Shares, on a pro rata basis, for an amount per Public Share in cash equal to the applicable Per-Share Redemption Price as promptly as reasonably possible but not more than five Business Days thereafter; and (ii) cease all operations except for the purpose of any winding up of the Company’s affairs. In the event of an Automatic Redemption Event, only the holders of Public Shares shall be entitled to receive pro rata redemption payments or distributions from the Trust Account. Pursuant to Section 12(2)(a) of the Act, this paragraph 31 may not be amended, whether to shorten the 21 month period for the Company to effect a Business Combination or otherwise, prior to the Business Combination.

32.	Unless a Resolution of Shareholders in connection with a Business Combination is required by the Act or other applicable law, or, at the sole discretion of the Directors, the Directors determine to propose a Resolution of Shareholders in connection with a Business Combination, the Company may enter into a Business Combination without such Business Combination being approved by a Resolution of Shareholders.

33.	Without prejudice to paragraph 32, in the event that a Resolution of Shareholders is proposed to approve a Business Combination, the Company shall be authorised to consummate the Business Combination if such Resolution of Shareholders is passed. For the avoidance of doubt and notwithstanding any other provision of the Memorandum and Articles, no 'larger majority' as referred to in the definition of Resolution of Shareholders in Article 1 is required by the Memorandum and Articles to approve a Business Combination except as required by the Act or other applicable law.

34.	Subject to paragraph 36, in the event that the Company proposes to consummate a Business Combination without a Resolution of Shareholders, the Company will offer to redeem the Shares of any Shareholder issued in the IPO (the “Public Shares”) for cash in accordance with Rule 13e-4 and Regulation 14E of the Securities Act and subject to any limitations (including but not limited to cash requirements) agreed in connection with the negotiation of the terms of the Business Combination (the “Tender Redemption Offer”). The Company will file tender offer documents with the SEC prior to consummating the Business Combination which contain substantially the same financial and other information about the Business Combination and the redemption rights as is required under Regulation 14A of the Exchange Act. In accordance with the Exchange Act, the Tender Redemption Offer will remain open for a minimum of 20 Business Days. If in the event a Shareholder holding Public Shares accepts the Tender Redemption Offer and the Company has not otherwise withdrawn the Tender Redemption Offer, the Company shall, as soon as practicable after the consummation of the Business Combination, pay such redeeming Member, on a pro rata basis, cash equal to the applicable Per-Share Redemption Price.

35.	Subject to paragraphs 36 and 44, in the event that (a) a Business Combination is to be consummated by the Company approved by a Resolution of Shareholders proposed pursuant to paragraph 33 or (b) the Company proposes to amend the provisions of paragraph 10 or paragraphs 30 to 44 (except to correct any conflict or inconsistency with the Registration Statement in accordance with paragraph 22), the Company will offer to redeem the Public Shares, regardless of whether the votes attaching to such Public Shares were cast for or against the Resolution of Shareholders to approve the Business Combination (in the case of a vote pursuant to clause (a) above), for an amount in cash, on a pro rata basis, equal to the applicable Per-Share Redemption Price in accordance with a proxy solicitation pursuant to Regulation 14A of the Exchange Act (the “Redemption Offer”); provided that any such redeeming Shareholder who either individually or together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as such term is defined under the Securities Act) will be prohibited from seeking redemption with respect to an aggregate of more than ten percent (10%) of the total Public Shares in the event that the Company seeks approval by a Resolution of Shareholders of the Business Combination.

36.	Notwithstanding the provisions of paragraphs 34 and 35, in no event will the Company consummate the Tender Redemption Offer or the Redemption Offer under paragraph 34 or 35 if such consummation of the Tender Redemption Offer or the Redemption Offer would cause the Company to have net tangible assets to be less than US$5,000,001.

37.	A Shareholder holding Public Shares shall be entitled to receive distributions from the Trust Account only in the event of an Automatic Redemption Event or in the event such Shareholder accepts a Tender Redemption Offer or Redemption Offer where the Business Combination is consummated (or where there is an Approved Amendment in the case of a Redemption Offer related to sub-paragraph (b) of paragraph 35). In no other circumstances shall a holder of Public Shares have any right or interest of any kind in or to the Trust Account.

38.	Except in connection with the consummation of a Business Combination, prior to the consummation of a Business Combination, the Company will not issue additional Shares following the consummation of the IPO. In the event that additional Shares are issued following the consummation of the IPO in connection with the consummation of a Business Combination, the rights, privileges, restrictions and conditions attaching to such additional Shares shall not entitle the holder thereof to (i) receive funds from the Trust Account pursuant to Articles 31, 34 or 35 or otherwise; or (ii) vote on any Resolution of Shareholders to approve a Business Combination.

39.	Subject to the other provisions of the Memorandum and Articles, the Company may enter into a Business Combination with a Target Business that is affiliated with the Sponsor within the meaning of Rule 405 of the Securities Act,, its directors or officers. In the event the Company enters into such a Business Combination, the Company or a committee of directors independent from the Sponsor, will obtain an opinion from an independent investment banking firm that is a member of FINRA that such a Business Combination is fair to the Shareholders from a financial point of view.

40.	The Company may not effectuate a Business Combination with another company generally regarded or described as “blank cheque” or a similar type of company with nominal operations.

41.	Upon consummation of the IPO, the amount of net offering proceeds received by the Company in the IPO (including proceeds of any exercise of the underwriter’s over-allotment option and proceeds from the issue of the sponsor warrant) described in the Company’s registration statement on Form S-1 filed with the SEC in connection with the IPO (the “Registration Statement”) shall be deposited and thereafter held in the Trust Account. Except as described in the Registration Statement or as may be required by applicable law, neither the Company nor any officer, director or employee of the Company nor any other person shall disburse any of the proceeds of the IPO held in the Trust Account until the earlier of (i) the consummation of a Business Combination, (ii) an Automatic Redemption Event, or (iii) in payment of the redemption price to a redeeming Shareholder as provided in the Memorandum and Articles or (iv) in payment of the acquisition price for any Shares which the Company elects to purchase, redeem or otherwise acquire in accordance with the Memorandum and Articles, in each case in accordance with the trust agreement governing the Trust Account; provided that (a) interest may be released as described in the Registration Statement from time to time to the Company to cover operating expenses, and (b) the Company is entitled to withdraw such amounts from the interest earned on the Trust Account from time to time as would be required to pay any taxes on the interest earned on the Trust Account.

42.	Without prejudice to Article 32, if the Company seeks approval of the Business Combination by a Resolution of Shareholders and does not conduct redemptions in connection with the Business Combination pursuant to the tender offer rules, prior to the consummation of the Business Combination, the Company is permitted to release from the Trust Account amounts necessary to make purchases of up to fifteen percent (15%) of the Public Shares (“Open Market Purchases”) at any time commencing after the filing of a preliminary proxy statement in respect of the Business Combination and ending on the record date of the meeting of shareholders to approve the Business Combination. Open Market Purchases will be made only in open market transactions at times when the Company is not in possession of any material non-public information and may not be made during a restricted period under Regulation M of the Exchange Act. Such Open Market Purchases shall comply with Rule 10b-18 of the Exchange Act. Any such Open Market Purchases will be made for cash (inclusive of commissions) on a pro-rata basis not to exceed the amount per Share then held in the Trust Account.

43.	The Target Business, Target Businesses or assets of such Target Business or Target Businesses with which the Company effects a Business Combination must have a Fair Market Value equal to at least 80% of the value of the Trust Account (excluding taxes) at the time of the agreement to enter into such Business Combination. If the Company acquires less than 100% of one or more Target Businesses in a Business Combination, the aggregate Fair Market Value of the portion or portions the Company acquires must equal at least 80% of the value of the Trust Account at the time of the agreement to enter into such Business Combination. The Company must acquire at least a controlling interest in a Target Business. The Fair Market Value of a portion of a Target Business or assets of such Target Business may be calculated by multiplying the Fair Market Value of the entire Target Business by the percentage of the Target Business which the Company is to acquire. The Company may seek to consummate a Business Combination with a Target Business or Target Businesses with a collective Fair Market Value in excess of the balance in the Trust Account. In order to consummate such a Business Combination, the Company may issue any amount of debt, equity or other securities to the sellers of such Target Business and/or seek to raise additional funds through a private offering of debt, equity or other securities.

44.	In the event the directors of the Company propose any amendment to paragraphs 30 to 44 prior to the consummation of a Business Combination (an “Amendment”) and such Amendment (i) is required to be and is duly approved by a Resolution of Shareholders; and (ii) the amended Memorandum and Articles are registered by the Registrar of Corporate Affairs (an “Approved Amendment”), the Company will offer to redeem the Public Shares of any Shareholder who voted all of its Shares against or did not consent in writing to (as relevant) the Resolution of Shareholders approving the Approved Amendment, for cash, on a pro rata basis, at a per-share amount equal to the applicable Per-Share Redemption Price. For the avoidance of doubt, no such Amendment may include (i) any amendment to paragraph 31; or (ii) any amendment that would affect the substance or timing of the Company’s obligations as described in paragraphs 30 to 44 to offer to pay the Per-Share Redemption Price to the holders of the Public Shares).

We, Walkers Corporate Services (BVI) Limited of Walkers Chambers, 171 Main Street, Road Town, Tortola VG1110, British Virgin Islands for the purpose of incorporating a BVI Business Company under the laws of the British Virgin Islands hereby sign our name to this Memorandum of Association this 11th day of March, 2011.

Incorporator

Sgd: Smona Molyneaux

For and on behalf of

Walkers Corporate Services (BVI) Limited

TERRITORY OF THE BRITISH VIRGIN ISLANDS

BVI BUSINESS COMPANIES ACT, 2004

ARTICLES OF ASSOCIATION

OF

Blue Wolf Mongolia Holdings Corp.

The following shall comprise the Articles of Association of Blue Wolf Mongolia Holdings Corp. (the "Company").

INTERPRETATION

1.	In these Articles the following defined terms will have the meanings ascribed to them, if not inconsistent with the subject or context:

"Act" means the BVI Business Companies Act, 2004, including any modification, amendment, extension, re-enactment or renewal thereof and any regulations made thereunder;

"Articles" means these articles of association of the Company, as amended and/or restated from time to time;

“AGM” means an annual general meeting of the Shareholders designated as such an AGM in the notice of meeting in relation to such AGM sent to Shareholders;

“Automatic Redemption Event” shall have the meaning given to it in paragraph 31;

“Business Combination” shall mean the first combination by the Company, whether through a merger, consolidation, share exchange, asset or share acquisition, exchangeable share transaction, contractual control arrangement, scheme of arrangement, plan or arrangement or other type of transaction similar to any of the foregoing, with a Target Business at Fair Market Value

“Business Days” means a day other than a Saturday or Sunday or any other day on which commercial banks in New York are required or are authorised to be closed for business;

"Class" or "Classes" means any class or classes of Shares as may from time to time be issued by the Company;

“Class I Directors” has the meaning ascribed to it in Article 74;

"Class II Directors” has the meaning ascribed to it in Article 74;

"Class III Directors” has the meaning ascribed to it in Article 74;

“Class A Preferred Shares” has the meaning ascribed to it in paragraph 9;

“Class B Preferred Shares” has the meaning ascribed to it in paragraph 9;

“Class C Preferred Shares” has the meaning ascribed to it in paragraph 9;

“Class D Preferred Shares” has the meaning ascribed to it in paragraph 9;

“Class E Preferred Shares” has the meaning ascribed to it in paragraph 9;

“Designated Stock Exchange” means the Over-the-Counter Bulletin Board, the Global Select System, Global System or the Capital Market of the Nasdaq Stock Market Inc., the American Stock Exchange or the New York Stock Exchange;

"Directors" means the directors of the Company for the time being, or as the case may be, the directors assembled as a board or as a committee thereof, and "Director" means any one of them;

"Distribution" means, in relation to a distribution by the Company to a Shareholder:

(a)	the direct or indirect transfer of an asset, other than Shares, to or for the benefit of the Shareholder; or

(b)	the incurring of a debt to or for the benefit of the Shareholder,

in relation to the Shares held by the Shareholder, and whether by means of the purchase of an asset, the purchase, redemption or other acquisition of Shares, a transfer of indebtedness or otherwise, and includes a dividend;

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended;

“Fair Market Value” means an amount determined by the board of directors of the Company;

“FINRA” means the Financial Industry Regulatory Authority of the United States of America;

“IPO” means the initial public offering of the Public Shares;

"Fractional Share" means a fraction of a Share;

"Memorandum" means the memorandum of association of the Company, as amended and/or restated from time to time;

"Officer" means any natural person or corporation appointed by the Directors as an officer of the Company and may include a chairman of the board of Directors, a vice chairman of the board of Directors, a president, one or more vice presidents, secretaries and treasurers and such other officers as may from time to time be deemed desirable but shall exclude any auditor appointed by the Company;

“Open Market Purchases” has the meaning ascribed to it in paragraph 43;

"Ordinary Shares" has the meaning ascribed to it in paragraph 9;

“Per-Share Redemption Price” means:

(a)	with respect to an Automatic Redemption Event, the aggregate amount on deposit in the Trust Account (less up to US$50,000 of the net interest earned thereon which may be used to pay dissolution expenses) divided by the number of then outstanding Public Shares;

(b)	with respect to a Tender Redemption Offer, the aggregate amount on deposit in the Trust Account on the date that is two Business Days prior to the commencement of the tender offer including interest (not otherwise released to the Company) but net of taxes payable, divided by the number of then outstanding Public Shares; and

(c)	with respect to a Redemption Offer, the aggregate amount then on deposit in the Trust Account on the date that is two Business Days prior to the consummation of the Business Combination including interest (not otherwise released to the Company) but net of taxes payable, divided by the number of then outstanding Public Shares;

"Person" means any natural person, firm, company, joint venture, partnership, corporation, association or other entity (whether or not having a separate legal personality) or any of them as the context so requires;

“Public Shares” has the meaning ascribed to it in paragraph 34;

“Preferred Shares” has the meaning ascribed to it in paragraph 9;

“Redemption Offer” has the meaning ascribed to it in paragraph 35;

“Registration Statement” has the meaning ascribed to it in paragraph 41;

“Relevant System” means a system utilised for the purposes of holding and transferring Shares;

"Register of Directors" means the register of the Directors of the Company required to be kept pursuant to the Act;

"Register of Members" means the register of the members of the Company required to be kept pursuant to the Act;

"Registered Agent" means the registered agent of the Company from time to time, as required by the Act;

"Registered Office" means the registered office of the Company from time to time, as required by the Act;

"Resolution of Directors" means a resolution:

(a)	approved at a duly convened and constituted meeting of Directors or of a committee of Directors, by the affirmative vote of a simple majority of the Directors present at such meeting who voted and did not abstain; or

(b)	consented to in writing or by telex, telegram, cable, facsimile or other written electronic communications by a simple majority of the Directors or a simple majority of the members of a committee of Directors, as the case may be, in one or more instruments each signed by one or more of the Directors and the effective date of the resolution so adopted shall be the date on which the instrument, or the last of such instruments, if more than one, is executed, and where a Director is given more than one vote in any circumstances, he shall in the circumstances be counted for the purposes of establishing a majority, by the number of votes he casts;

"Resolution of Shareholders" means a resolution:

(a)	passed by a simple majority, or such larger majority as may be specified in the Memorandum or the Articles or is required by law, of the votes attaching to the Shares of such Shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a meeting of Shareholders of the Company; or

(b)	approved in writing by Shareholders holding a majority, or such larger majority as may be specified in the Memorandum or these Articles or is required by law, of the votes of Shares held by Shareholders entitled to vote at a meeting of Shareholders of the Company in one or more instruments each signed by one or more of the Shareholders and the effective date of the resolution so adopted shall be the date on which the instrument, or the last of such instruments, if more than one, is executed;

"Seal" means the common seal of the Company;

"SEC” means the United States Securities and Exchange Commission;

"Secretary" means any natural person or corporation appointed by the Directors to perform any of the duties of the secretary of the Company;

“Securities” means Shares and debt obligations of every kind of the Company, and including without limitation options, warrants and rights to acquire shares or debt obligations;

“Securities Act” means the United States Securities Act of 1933, as amended of the United States of Amercia;

"Series" means a division of a Class as may from time to time be issued by the Company;

"Share" means a share in the Company issued subject to and in accordance with the provisions of the Act, the Memorandum and these Articles. All references to "Shares" herein shall be deemed to be Shares of any or all Classes or Series as the context may require. For the avoidance of doubt in these Articles the expression "Share" shall include any Fractional Share;

"Share Certificate" means a certificate in respect of a Share in the Company and includes a certificate in respect of a combination of Shares and any other Securities;

"Shareholder" means a Person whose name is entered as a holder of one or more Shares in the Register of Members;

"signed" means bearing a signature or representation of a signature affixed by mechanical means;

"Solvency Test" means the solvency test prescribed by section 56 of the Act and set out in Article 124;

"Sponsor" means Blue Wolf MHC Ltd., an exempted company incorporated in the Cayman Islands;

“Target Business” means an operating business or businesses with which the Company prposes to undertake a Business Combination;

“Target Business Acquisition Period” shall mean the period commencing from the closing of the IPO up to and including the first to occur of (i) the consummation of a Business Combination; or (ii) the Termination Date.

“Tender Redemption Offer” has the meaning ascribed to it in paragraph 34;

“Termination Date” has the meaning given to it in paragraph 31;

“Treasury Share” means a Share that was previously issued but was repurchased, redeemed or otherwise acquired by the Company and not cancelled; and

“Trust Account” shall mean the trust account established by the Company at the consummation of the IPO and into which a certain amount of the IPO proceeds, sponsor warrants proceeds and the underwriters’ deferred discount are deposited as may be reduced from time to time for Open Market Purchases and amounts reserved for operating expenses in accordance with the Memorandum and Articles; and

2.	In these Articles, save where the context requires otherwise:

(a)	words importing the singular number shall include the plural number and vice versa;

(b)	words importing the masculine gender only shall include the feminine gender and any Person as the context may require;

(c)	the word "may" shall be construed as permissive and the word "shall" shall be construed as imperative;

(d)	reference to a statutory enactment shall include reference to any amendment or re-enactment thereof for the time being in force;

(e)	reference to any determination by the Directors shall be construed as a determination by the Directors in their sole and absolute discretion and shall be applicable either generally or in any particular case;

(f)	references to 'paragraphs" are to the paragraphs of the Memorandum; and

(g)	reference to "in writing" shall be construed as written or represented by any means reproducible in writing, including any form of print, lithograph, email, facsimile, photograph or telex or represented by any other substitute or format for storage or transmission for writing or partly one and partly another.

3.	Subject to the last two preceding Articles, any words defined in the Act shall, if not inconsistent with the subject or context, bear the same meaning in these Articles.

PRELIMINARY

4.	The business of the Company may be commenced at any time after incorporation.

5.	The Registered Office shall be at such address in the British Virgin Islands as the Shareholders or Directors may from time to time determine. The Company may in addition establish and maintain such other offices and places of business and agencies in such places as the Directors may from time to time determine.

6.	The expenses incurred in the formation of the Company and in connection with the offer for subscription and issue of Shares shall be paid by the Company.

7.	The Directors shall keep, or cause to be kept, the original Register of Members at such place as the Directors may from time to time determine and, in the absence of any such determination, the original Register of Members shall be kept either at the office of the Registered Agent or the office of the Company's transfer agent.

SHARES

8.	Subject to the Act, the Memorandum and the Articles and the rules of the Designated Stock Exchange (and provided that until the Ordinary Shares are listed on any Designated Stock Exchange, the rules of such Designated Stock Exchange shall not be applicable to the Company) and the Memorandum or the Articles, all Shares for the time being unissued shall be under the control of the Directors who may:

(a)	issue, allot and dispose of the same to such Persons, in such manner, on such terms and having such rights and being subject to such restrictions as they may from time to time determine; and

(b)	grant options with respect to such Shares and issue Securities, warrants or similar instruments with respect thereto, including in connection with the IPO;

and, for such purposes, the Directors may reserve an appropriate number of Shares for the time being unissued.

9.	Subject to the Memorandum and these Articles and provided that a corresponding amendment is made to paragraph 9 of the Memorandum to reflect the resulting Classes of Shares, the Directors may authorise the division of Shares into any number of Classes and Series and the different Classes and Series shall be authorised, established and designated (or re-designated as the case may be) as determined by a Resolution of Directors or by a Resolution of Shareholders.

10.	The pre-emption rights set out in section 46 of the Act shall not apply to the Company.

11.	The Company may insofar as may be permitted by law, pay a commission in any form to any Person in consideration of his subscribing or agreeing to subscribe whether absolutely or conditionally for any Shares. The Company may also pay such brokerage as may be lawful on any issue of Shares.

12.	The Directors may refuse to accept any application for Shares, and may accept any application in whole or in part, for any reason or for no reason.

13.	The Company may treat the holder of a Share as named in the Register of Members as the only Person entitled to:

(a)	exercise any voting rights attaching to the Share;

(b)	receive notices;

(c)	receive a Distribution; and

(d)	exercise other rights and powers attaching to the Share.

14.	The Company may, subject to the terms of the Act, the Memorandum and these Articles, issue bonus Shares, partly paid Shares and nil paid Shares.

15.	Shares may, subject to the terms of the Act and these Articles, be issued for consideration in any form, including money, a promissory note or other written obligation to contribute money or property, real property, personal property (including goodwill and know how), services rendered or a contract for future services.

16.	When the consideration in respect of the Share has been paid, that Share is for all purposes fully paid, but where the Share is not fully paid on issue the Share is subject to forfeiture in the manner prescribed in these Articles.

17.	Shares may be issued for such amount of consideration paid in such manner as the Directors may from time to time by Resolution of Directors determine, except that in the case of Shares issued with a par value, the consideration paid or payable shall not be less than the par value.

18.	Before issuing Shares for a consideration other than money, the Directors shall by a Resolution of Directors state:

(a)	the amount to be credited for the issue of the Shares;

(b)	their determination of the reasonable present cash value of any non-money consideration for the issue; and

(c)	that, in their opinion, the present cash value of the non-money consideration for the issue is not less than the amount to be credited for the issue of the Shares.

19.	A Share issued by the Company upon conversion of, or in exchange for, another Share or a debt obligation or other security in the Company, shall be treated for all purposes as having been issued for money equal to the consideration received or deemed to have been received by the Company in respect of the other Share, debt obligation or security.

CERTIFICATES

20.	The Directors shall determine whether and in what circumstances Share Certificates and certificates in respect of any other Security of the Company shall be issued. Share Certificates may be signed by a Director, on behalf of any transfer agent of the Company or such other Person who has been duly authorised by a Resolution of Directors (each an "Authorised Person") or under the Seal, with or without the signature of a Director or an Authorised Person. The signature of the Director or of the Authorised Person and the Seal may be a facsimile.

21.	Any Shareholder receiving a Share Certificate for Shares shall indemnify and hold the Company and its Directors and Officers harmless from any loss or liability which it or they may incur by reason of the issue or loss of that Share Certificate. If a Share Certificate for Shares is worn out or lost it may be renewed or replaced on production of the worn out certificate or on satisfactory proof of its loss together with such indemnity as may be required by a Resolution of Directors.

FORFEITURE OF SHARES

22.	Where Shares are not fully paid on issue or have been issued subject to forfeiture, the following provisions shall apply.

23.	Written notice of a call specifying a date for payment to be made in respect of a Share shall be served on a Shareholder who defaults in making payment in respect of that Share.

24.	The written notice referred to in the immediately preceding Article shall:

(a)	name a further date not earlier than the expiration of fourteen days from the date of service of the notice on or before which the payment required by the notice is to be made; and

(b)	contain a statement that in the event of non-payment at or before the time named in the notice the Shares, or any of them, in respect of which payment is not made will be liable to be forfeited.

25.	Where a written notice has been issued under these Articles and the requirements have not been complied with, the Directors may at any time before tender of payment forfeit and cancel the Shares to which the notice relates.

26.	The Company is under no obligation to refund any moneys to the Shareholder whose Shares have been forfeited and cancelled pursuant to these Articles. Upon forfeiture and cancellation of the Shares the Shareholder is discharged from any further obligation to the Company with respect to the Shares forfeited and cancelled.

TRANSFER OF SHARES

27.	Subject to the Memorandum and the Articles, Shares may be transferred by a written instrument of transfer.

28.	The instrument of transfer of any Share shall be in any usual or common form or such other form as the Directors may, in their absolute discretion, approve and be executed by or on behalf of the transferor and if in respect of a nil or partly paid up Share, or where the transfer otherwise imposes a liability to the Company on the transferee, or if so required by the Directors, shall also be executed by or on behalf of the transferee and shall be accompanied by the Share Certificate of the Shares to which it relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer. The transferor shall be deemed to remain a Shareholder until the name of the transferee is entered in the Register of Members in respect of the relevant Shares.

29.	Notwithstanding any other provisions of the Memorandum and Articles, Shares may be transferred by means of a Relevant System and the operator of the Relevant System (and any other person necessary to ensure the Relevant System is effective to transfer Shares) shall act as agent of the Shareholders for the purposes of the transfer of any Shares transferred by means of the Relevant System.

30.	The Directors may in their absolute discretion decline to register any transfer of Shares which does not comply with the requirements of Memorandum and .Articles or the Act.

31.	The registration of transfers may be suspended at such times and for such periods as the Directors may from time to time determine..

TRANSMISSION OF SHARES

32.	The legal personal representative of a deceased sole holder of a Share shall be the only Person recognised by the Company as having any title to the Share. In the case of a Share registered in the name of two or more holders, the survivors or survivor, or the legal personal representatives of the deceased survivor, shall be the only Person recognised by the Company as having any title to the Share.

33.	Any Person becoming entitled to a Share in consequence of the death or bankruptcy of a Shareholder shall upon such evidence being produced as may from time to time be required by the Directors, have the right either to be registered as a Shareholder in respect of the Share or, instead of being registered himself, to make such transfer of the Share as the deceased or bankrupt Person could have made; but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the deceased or bankrupt Person before the death or bankruptcy.

34.	A Person becoming entitled to a Share by reason of the death or bankruptcy of a Shareholder shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered Shareholder, except that he shall not, before being registered as a Shareholder in respect of the Share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company.

ALTERATION OF NUMBER OF AUTHORISED SHARES

35.	The Company may amend the Memorandum to increase or reduce the number of Shares the Company is authorised to issue.

36.	The Company may:

(a)	divide the Shares, including issued Shares, of a Class or Series into a larger number of Shares of the same Class or Series; or

(b)	combine the Shares, including issued Shares, of a Class or Series into a smaller number of Shares of the same Class or Series;

provided, however, that where Shares with a par value are divided or combined under (a) or (b) of this Article, the aggregate par value of the new Shares must be equal to the aggregate par value of the original Shares.

REDEMPTION AND PURCHASE OF SHARES

37.	Subject to any limitations or procedures imposed by the Act, the Memorandum and these Articles and the applicable rules of the Designated Stock Exchange, including the Solvency Test where applicable, the Company may purchase, redeem or otherwise acquire its own Shares from one or more or all of the Shareholders:

(a)	in accordance with the provisions of the Memorandum and Articles;

(b)	in any other manner contemplated by the terms of the Registration Statement;

(c)	in accordance with any other right of the Company to purchase or redeem Shares or any other right of a Shareholder to have his Shares purchased or redeemed or to have his Shares exchanged for money or other property of the Company;

(d)	pursuant to the provisions of Section 176 of the Act; or

(e)	in such other manner and on such terms as may be determined by the Directors and agreed between the Company and the relevant Shareholder.

38.	Sections 60, 61 and 62 of the Act shall not apply to the Company.

TREASURY SHARES

39.	Shares that the Company purchases, redeems or otherwise acquires pursuant to these Articles shall be cancelled immediately or held as Treasury Shares in accordance with the Act and Article 40.

40.	Shares may only be purchased, redeemed or otherwise acquired and held as Treasury Shares where, when aggregated with the number of Shares of the same Class already held by the Company as Treasury Shares, the total number of Treasury Shares does not exceed 50 percent of the Shares of that Class previously issued by the Company, excluding those Shares that have been cancelled.

41.	Where and for so long as Shares are held by the Company as Treasury Shares, all rights and obligations attaching to such Shares are suspended and shall not be exercised by or against the Company.

42.	Treasury Shares may be disposed of by the Company on such terms and conditions as the Company may by Resolution of Directors determine.

MEETINGS OF SHAREHOLDERS

43.	The Directors may, whenever they think fit, convene a meeting of Shareholders. Following consummation of a Business Combination, an AGM shall be held annually at such date and time as may be determined by the directors

44.	Shareholders' meetings shall also be convened on the requisition in writing of any Shareholder or Shareholders entitled to attend and vote at a meeting of the Shareholders of the Company on the matter for which the meeting is being requested holding at least thirty percent of outstanding Shares entitled to vote in the Company deposited at the Registered Office specifying the objects of the meeting for a date no later than twenty one days from the date of deposit of the requisition signed by the requisitionists, and if the Directors do not convene such meeting for a date not later than forty five days after the date of such deposit, the requisitionists themselves may convene the Shareholders' meeting in the same manner, as nearly as possible, as that in which Shareholders' meetings may be convened by the Directors, and all reasonable expenses incurred by the requisitionists as a result of the failure of the Directors to convene the Shareholders' meeting shall be reimbursed to them by the Company.

45.	If at any time there are no Directors, any two Shareholders (or if there is only one Shareholder then that Shareholder) entitled to vote at meetings of the Shareholders of the Company may convene a Shareholders' meeting in the same manner as nearly as possible as that in which Shareholders' meetings may be convened by the Directors.

NOTICE OF MEETINGS OF SHAREHOLDERS

46.	At least ten days' notice in writing counting from the date service is deemed to take place as provided in these Articles specifying the place, the day and the hour of the meeting and the general nature of the business to be considered at the meeting, shall be given in the manner hereinafter provided to such Persons as are, under these Articles, entitled to receive such notices from the Company.

47.	A meeting of Shareholders held in contravention of the notice requirements set out above is valid if Shareholders holding not less than a ninety percent majority of the:

(a)	total number of Shares entitled to vote on all matters to be considered at the meeting; or

(b)	votes of each Class of Shares where Shareholders are entitled to vote thereon as a Class together with not less than an absolute majority of the remaining votes,

have waived notice of the meeting and for this purpose presence at the meeting shall be deemed to constitute a waiver.

48.	The accidental omission to give notice of a meeting to or the non-receipt of a notice of a meeting by any Shareholder shall not invalidate the proceedings at any meeting.

PROCEEDINGS AT SHAREHOLDERS' MEETINGS

49.	No business shall be transacted at any Shareholders' meeting unless a quorum of Shareholders is present at the time when the meeting proceeds to business. Save as otherwise provided by these Articles, one or more Shareholders holding at least a majority of the Shares of the Company entitled to vote at the meeting, present in person or by proxy, shall form a quorum.

50.	If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Shareholders, shall be dissolved. In any other case it shall stand adjourned to such date as shall be determined by the Directors, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting the Shareholder or Shareholders present and entitled to vote shall form a quorum.

51.	If the Directors decide to make such facility available for a specific Shareholders' meeting or all Shareholders' meetings of the Company, participation in any Shareholders' meeting may be by means of a telephone or by other electronic means provided that all Persons participating in such meeting are able to hear each other and such participation shall be deemed to constitute presence in person at the meeting.

52.	The chairman, if any, of the Directors shall preside as chairman at every Shareholders' meeting.

53.	If there is no such chairman, or if at any Shareholders' meeting he is not present within fifteen minutes after the time appointed for holding the meeting or is unwilling to act as chairman, any Director or Person nominated by the Directors shall preside as chairman, failing which the Shareholders present in person or by proxy shall choose any Person present to be chairman of that meeting.

54.	The chairman may with the consent of any Shareholders' meeting at which a quorum is present (and shall if so directed by the meeting) adjourn a meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. It shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

55.	The Directors may cancel or postpone any duly convened Shareholders' meeting at any time prior to such meeting, except for Shareholders' meetings requisitioned by the Shareholders in accordance with these Articles for any reason upon notice in writing to Shareholders. A postponement may be for a stated period of any length or indefinitely as the Directors may determine.

56.	At any Shareholders' meeting a Resolution of Shareholders put to the vote of the meeting shall be decided on a show of hands, unless a poll is (before or on the declaration of the result of the show of hands) demanded by the Chairman or one or more Shareholders present in person or by proxy entitled to vote, and unless a poll is so demanded, a declaration by the chairman that a resolution has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book of the proceedings of the Company, shall be conclusive evidence of the fact, without proof of the number or proportion of the votes recorded in favour of, or against, that resolution.

57.	If a poll is duly demanded it shall be taken in such manner as the chairman directs, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

58.	In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall be entitled to a second or casting vote.

59.	A poll demanded on the election of a chairman of the meeting or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the chairman of the meeting directs.

VOTES OF SHAREHOLDERS

60.	Subject to any rights and restrictions for the time being attached to any Share, on a show of hands every Shareholder present in person and every Person representing a Shareholder by proxy shall, at a Shareholders' meeting, each have one vote and on a poll every Shareholder and every Person representing a Shareholder by proxy shall have one vote for each Share of which he or the Person represented by proxy is the holder. Until the end of the Target Business Acquisition Period, all Resolutions of Shareholders must be passed on a poll.

61.	The following shall apply in respect of joint ownership of Shares:

(a)	if two or more Persons hold Shares jointly each of them may be present in person or by proxy at a meeting of Shareholders and may speak as a Shareholder;

(b)	if only one of the joint owners is present in person or by proxy he may vote on behalf of all joint owners; and

(c)	if two or more of the joint owners are present in person or by proxy they must vote as one.

62.	A Shareholder of unsound mind, or in respect of whom an order has been made by any court having jurisdiction in lunacy, may vote in respect of Shares carrying the right to vote held by him, whether on a show of hands or on a poll, by the Person or Persons appointed by that court, and any such Person or Persons may vote by proxy.

63.	No Shareholder shall be entitled to vote at any Shareholders' meeting unless all calls, if any, or other sums presently payable by him in respect of Shares carrying the right to vote held by him have been paid.

64.	A Shareholder may be represented at a meeting of Shareholders by a proxy who may speak and vote on behalf of the Shareholder.

65.	The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney duly authorised in writing or, if the appointor is a corporation, either under Seal or under the hand of an officer or attorney duly authorised. A proxy need not be a Shareholder.

66.	An instrument appointing a proxy may be in any usual or common form or such other form as the Directors may approve.

67.	The instrument appointing a proxy shall be deposited at the Registered Office or at such other place as is specified for that purpose in the notice convening the meeting no later than the time for holding the meeting or, if the meeting is adjourned, the time for holding such adjourned meeting.

68.	The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll.

69.	An action that may be taken by the Shareholders at a meeting may also be taken by a Resolution of Shareholders consented to in writing or by telex, telegram, cable, facsimile or other written electronic communication, without the need for any notice, but if any such resolution is adopted otherwise than by the unanimous written consent of all Shareholders, a copy of such Resolution of Shareholders shall a soon as reasonably practicable be sent to all Shareholders not consenting to such Resolution of Shareholders. The consent may be in the form of counterparts in like form each counterpart being signed by one or more Shareholders.

70.	If the Company shall have only one Shareholder the provisions herein contained for meetings of the Shareholders shall not apply and in lieu of minutes of a meeting shall record in writing and sign a note or memorandum of all matters requiring a Resolution of Shareholders. Such a note or memorandum shall constitute sufficient evidence of such resolution for all purposes.

CORPORATIONS ACTING BY REPRESENTATIVES AT MEETINGS

71.	Any Shareholder or Director that is a corporation or other entity may by resolution of its directors or other governing body authorise such natural person as it thinks fit to act as its representative at any meeting of the Company or of any meeting of holders of a Class or Series or of the Directors or of a committee of Directors, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual Shareholder or Director.

DIRECTORS

72.	Except during the period from the date of incorporation until the date on which the first Directors are appointed by the first Registered Agent of the Company pursuant to Article 75, the minimum number of Directors shall be one.

73.	The Directors shall be divided by Resolution of Directors into three classes, as nearly equal in number as possible. Subject to Articles 74 and 75, Directors shall be elected by Resolution of Shareholders or Resolution of Directors for a term of office expiring at the third succeeding AGM after their election, or until their earlier death, resignation or removal.

74.	There is no distinction in the voting or other powers and authorities of Directors of different classes, the classifications as Class I, Class II and Class III Directors being solely for the purposes of the retirement by rotation provisions set out in this Article. Subject to Article 75, each Director shall be designated as a Class I Director, Class II Director or Class III Director and will serve as follows:

(a)	each Class I Director designated prior to the Company's first AGM shall (unless his or her office is vacated in accordance with these Articles) serve initially until and retire at the conclusion of the Company's first AGM and each Class 1 Director elected at such AGM and any subsequent AGM shall thereafter serve for a three year term in accordance with Article 73;

(b)	each Class II Director designated prior to the Company's first AGM shall (unless his or her office is vacated in accordance with these Articles) serve initially until and retire at the conclusion of the Company's second AGM and each Class 1 Director elected at such AGM and any subsequent AGM shall thereafter serve for a three year term in accordance with Article 73; and

(c)	each Class I Director designated prior to the Company's first AGM shall (unless his or her office is vacated in accordance with these Articles) serve initially until and retire at the conclusion of the Company's third AGM and each Class 1 Director elected at such AGM and any subsequent AGM shall thereafter serve for a three year term in accordance with Article 73.

75.	The Directors may by Resolution of Directors appoint a replacement Director to fill any vacancy howsoever arising. Any such replacement Director so appointed will be designated as the same Class of Director as the Director which he replaces and his term will expire at the next AGM at which the Director he replaces would have been subject to retirement by rotation.

76.	Subject to these Articles, the Company may appoint any natural person or corporation to be a Director. The following are disqualified from appointment as a Director:

(a)	an individual who is under eighteen years of age;

(b)	a person who is a disqualified person within the meaning of section 260(4) of the Insolvency Act (or any successor provision);

(c)	a person who is a restricted person within the meaning of section 409 of the Insolvency Act (or any successor provision);

(d)	an undischarged bankrupt; and

(e)	any other person disqualified by the Memorandum and these Articles.

77.	A Director may be removed from office, with or without cause, by a Resolution of Shareholders or, with cause, by a Resolution of Directors. A resolution passed under this Article may only be passed at a meeting called for the purpose of removing the Director or for purposes including the removal of the Director, or by written resolution passed by at least seventy five percent of the Shareholders, or Directors, as the case may be, entitled to vote.

78.	A Director may resign his office by giving written notice of his resignation to the Company and the resignation shall have effect from the date the notice is received by the Company or from such later date as may be specified in the notice.

79.	The Directors, or if the Shares (or depository receipts therefore) are listed or quoted on a Designated Stock Exchange, and if required by the Designated Stock Exchange, any committee thereof, may, by a Resolution of Directors, fix the emoluments of Directors with respect to services to be rendered in any capacity to the Company.

80.	There shall be no shareholding qualification for Directors.

81.	The Company shall keep a Register of Directors containing:

(a)	the names and addresses of the persons who are Directors or who have been nominated as reserve directors of the Company;

(b)	the date on which each person whose name is entered in the Register of Directors was appointed as a Director, or nominated as a reserve director, of the Company;

(c)	the date on which each person named as a Director ceased to be a Director; and

(d)	the date on which the nomination of any person nominated as a reserve director ceased to have effect.

82.	A copy of the Register of Directors shall be kept at the office of the Registered Agent and the Company may determine by Resolution of Directors to register a copy of such Register of Directors with the Registrar of Corporate Affairs.

ALTERNATE DIRECTOR

83.	Until the consummation of a Business Combination, a director may not appoint an alternate. Following the consummation of a Business Combination, any Director may in writing appoint another person, who need not be a Director, to be his alternate. Every such alternate shall be entitled to attend meetings in the absence of the Director who appointed him and to vote in the place of the Director. Where the alternate is a Director he shall be entitled to have a separate vote on behalf of the Director he is representing in addition to his own vote. A Director may at any time in writing revoke the appointment of an alternate appointed by him. Such alternate shall not be an Officer. The remuneration of such alternate shall be payable out of the remuneration of the Director appointing him and the proportion thereof shall be agreed between them.

POWERS OF DIRECTORS

84.	The business and affairs of the Company shall be managed by, or be under the direction or supervision of, the Directors who may pay all expenses incurred preliminary to and in connection with the formation and registration of the Company and may exercise all such powers of the Company as are not by the Act or the Memorandum or the Memorandum and Articles required to be exercised by the Shareholders, subject to any delegation of such powers as may be authorised by the Memorandum and Articles.

85.	Notwithstanding section 175 of the Act, the Directors have the power to sell, transfer, lease, exchange or otherwise dispose of the assets of the Company, without restriction and without complying with the provisions of section 175, which shall not apply to the Company.

86.	The Directors may, by a Resolution of Directors, appoint any Person, including a person who is a Director, to be an Officer or agent of the Company. The Resolution of Directors appointing an agent may authorise the agent to appoint one or more substitutes or delegates to exercise some or all of the powers conferred on the agent by the Company.

87.	Every Officer or agent of the Company has such powers and authority of the Directors, including the power and authority to affix the Seal, as are set forth in these Articles or in the Resolution of Directors appointing the Officer or agent, except that no Officer or agent has any power or authority with respect to the matters requiring a Resolution of Directors under the Act or the Memorandum and Articles or are otherwise not permitted to be delegated under the Act.

88.	All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company, shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as shall from time to time be determined by Resolution of Directors.

89.	The Directors may, by a Resolution of Directors, designate one or more committees, each consisting of one or more Directors.

90.	Each committee of Directors has such powers, and authorities of the Directors, including the power and authority to affix the Seal, as are set forth in the Resolution of Directors establishing the committee, except that no committee has any power or authority:

(a)	to amend the Memorandum or these Articles;

(b)	to designate committees of Directors;

(c)	to delegate powers to a committee of Directors;

(d)	to appoint Directors;

(e)	to appoint agents;

(f)	to approve a plan of merger, consolidation or arrangement; or

(g)	to make a declaration of solvency or approve a liquidation plan.

91.	The Directors may from time to time and at any time by power of attorney (whether under Seal or under hand or otherwise) appoint any company, firm or Person or body of Persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys or authorised signatory (any such Person being an "Attorney" or "Authorised Signatory", respectively) of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney or other appointment may contain such provisions for the protection and convenience of Persons dealing with any such Attorney or Authorised Signatory as the Directors may think fit, and may also authorise any such Attorney or Authorised Signatory to delegate all or any of the powers, authorities and discretion vested in him.

BORROWING POWERS OF DIRECTORS

92.	The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party.

DUTIES OF DIRECTORS

93.	Subject to the following Article, the Directors when exercising their powers or performing their duties, shall act honestly and in good faith and in what the Director believes to be in the best interests of the Company.

94.	Notwithstanding the foregoing:

(a)	where the Company is a wholly owned subsidiary, the Directors may, when exercising their powers or performing their duties as Directors, act in a manner which they believe to be in the best interests of the Company’s holding company, even though it may not be in the best interests of the Company; and

(b)	where the Company is a subsidiary, but not a wholly owned subsidiary, the Directors may, when exercising their powers or performing their duties, and with the prior agreement of the Shareholders other than the holding company, act in a manner which they believe to be in the best interests of the Company’s holding company, even though it may not be in the best interests of the Company.

PROCEEDINGS OF DIRECTORS

95.	The Directors may meet together (either within or without the British Virgin Islands) for the despatch of business, adjourn, and otherwise regulate their meetings and proceedings as they think fit. Questions arising at any meeting shall be decided by a majority of votes. In case of an equality of votes the chairman shall have a second or casting vote. A Director may, and a Secretary or assistant Secretary on the requisition of a Director shall, at any time summon a meeting of the Directors.

96.	A Director may participate in any meeting of the Directors, or of any committee appointed by the Directors of which such Director is a member, by means of telephone or other electronic means provided that all persons participating in such meeting can hear one other and such participation shall be deemed to constitute presence in person at the meeting.

97.	A Director shall be given not less than three days' notice of meetings of Directors, but a meeting of Directors held without three days' notice having been given to all Directors shall be valid if all the Directors entitled to vote at the meeting who do not attend, waive notice of the meeting, and for this purpose, the presence of a Director at the meeting shall be deemed to constitute waiver on his part. The inadvertent failure to give notice of a meeting to a Director, or the fact that a Director has not received the notice, does not invalidate the meeting.

98.	The quorum necessary for the transaction of the business of the Directors shall be a majority of the Directors, except that if there be two or more Directors the quorum shall be two, and if there be one Director the quorum shall be one. A Director represented by an alternate Director at any meeting shall be deemed to be present for the purposes of determining whether or not a quorum is present.

99.	If the Company shall have only one Director the provisions herein contained for meetings of the Directors shall not apply but such sole Director shall have full power to represent and act for the Company in all matters as are not by the Act or the Memorandum or these Articles required to be exercised by the Shareholders and in lieu of minutes of a meeting shall record in writing and sign a note or memorandum of all matters requiring a Resolution of Directors. Such a note or memorandum shall constitute sufficient evidence of such resolution for all purposes.

100.	A Director may hold any other office or place of profit under the Company (other than the office of auditor) in conjunction with his office of Director for such period and on such terms (as to remuneration and otherwise) as the Directors may by a Resolution of Directors determine. Any Director may act by himself or his firm in a professional capacity for the Company, and he or his firm shall be entitled to remuneration for professional services as if he were not a Director; provided that nothing herein contained shall authorise a Director or his firm to act as auditor to the Company.

101.	The Directors shall cause the following corporate records to be kept:

(a)	minutes of all meetings of Directors, Shareholders, committees of Directors, committees of Officers and committees of Shareholders; and

(b)	copies of all resolutions consented to by Directors, Shareholders, Classes of Shareholders, committees of Directors, committees of Officers and committees of Shareholders.

102.	The books, corporate records and minutes shall be kept at the office of the Registered Agent, at the Company's principal place of business or at such other place as the Directors determine.

103.	An action that may be taken by the Directors or a committee of Directors at a meeting may also be taken by a resolution of Directors or a committee of Directors consented to in writing or by telex, telegram, cable, facsimile or other written electronic communication by a simple majority of the Directors or a simple majority of the members of the committee, as the case may be, without the need for any notice. The consent may be in the form of counterparts, each counterpart being signed by one or more Directors.

104.	The continuing Directors may act notwithstanding any vacancy in their body but if and for so long as their number is reduced below the number fixed by or pursuant to the memorandum and Articles as the necessary quorum of Directors, the continuing Directors may act for the purpose of increasing the number of Directors, or of summoning a Shareholders' meeting, but for no other purpose.

105.	The Directors may elect a chairman of their meetings and determine the period for which he is to hold office but if no such chairman is elected, or if at any meeting the chairman is not present within fifteen minutes after the time appointed for holding the meeting, the Directors present may choose one of their number to be chairman of the meeting.

106.	Subject to any regulations imposed on it by the Directors, a committee appointed by the Directors may elect a chairman of its meetings. If no such chairman is elected, or if at any meeting the chairman is not present within fifteen minutes after the time appointed for holding the meeting, the committee members present may choose one of their number to be chairman of the meeting.

107.	A committee appointed by the Directors may meet and adjourn as it thinks proper. Subject to any regulations imposed on it by the Directors, questions arising at any meeting shall be determined by a majority of votes of the committee members present and in case of an equality of votes the chairman shall have a second or casting vote.

108.	All acts done by any meeting of the Directors or of a committee of Directors, or by any person acting as a Director, shall notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

OFFICERS

109.	The Company may by Resolution of Directors appoint Officers at such times as shall be considered necessary or expedient. Any number of offices may be held by the same person.

110.	The Officers shall perform such duties as shall be prescribed at the time of their appointment subject to any modification in such duties as may be prescribed thereafter by Resolution of Directors..

111.	The emoluments of all Officers shall be fixed by Resolution of Directors.

112.	The Officers shall hold office until their successors are duly elected and qualified, but any Officer elected or appointed by the Directors may be removed at any time, with or without cause, by Resolution of Directors. Any vacancy occurring in any office of the Company may be filled by Resolution of Directors.

CONFLICT OF INTERESTS

113.	A Director shall forthwith after becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the Company, disclose the interest to the board of Directors.

114.	A Director is not required to comply with Article 113 above, if the transaction is between the Company and the Director and the transaction or proposed transaction is or is to be entered into in the ordinary course of the Company's business and on usual terms and conditions.

115.	A Director who is interested in a transaction entered into or to be entered into by the Company may:

(a)	vote on a matter relating to the transaction;

(b)	attend a meeting of Directors at which the matter relating to the transaction arises and be included among the Directors present at the meeting for the purpose of a quorum; and

(c)	sign a document on behalf of the company, or do any other thing in his capacity as a Director, that relates to the transaction.

REGISTER OF CHARGES

116.	The Company shall maintain at the Registered Office or at the office of the Registered Agent a register of all charges created by the Company showing:

(a)	if the charge is a charge created by the Company, the date of its creation or, if the charge is an existing charge on property acquired by the Company, the date on which the property was acquired;

(b)	a short description of the liability secured by the charge;

(c)	a short description of the property charged;

(d)	the name and address of the trustee for the security, or if there is no such trustee, the name and address of the chargee;

(e)	unless the charge is a security to bearer, the name and address of the holder of the charge; and

(f)	details of any prohibition or restriction, if any, contained in the instrument creating the charge on the power of the Company to create any future charge ranking in priority to or equally with the charge.

THE SEAL

117.	The Directors shall provide for the safe custody of the Seal. An imprint of the Seal shall be kept at the office of the Registered Agent.

118.	The Seal shall not be affixed to any instrument except by the authority of a Resolution of Directors provided always that such authority may be given prior to or after the affixing of the Seal and if given after may be in general form confirming a number of affixings of the Seal. The Seal shall be affixed in the presence of a Director or a Secretary (or an assistant Secretary) or in the presence of any one or more persons as the Directors may appoint for the purpose and every person as aforesaid shall sign every instrument to which the Seal is so affixed in their presence.

119.	The Company may maintain a facsimile of the Seal in such countries or places as the Directors may appoint and such facsimile Seal shall not be affixed to any instrument except by the authority of a Resolution of Directors provided always that such authority may be given prior to or after the affixing of such facsimile Seal and if given after may be in general form confirming a number of affixings of such facsimile Seal. The facsimile Seal shall be affixed in the presence of such person or persons as the Directors shall for this purpose appoint and such person or persons as aforesaid shall sign every instrument to which the facsimile Seal is so affixed in their presence and such affixing of the facsimile Seal and signing as aforesaid shall have the same meaning and effect as if the Seal had been affixed in the presence of and the instrument signed by a Director or a Secretary (or an assistant Secretary) or in the presence of any one or more persons as the Directors may appoint for the purpose.

120.	Notwithstanding the foregoing, a Secretary or any assistant Secretary shall have the authority to affix the Seal, or the facsimile Seal, to any instrument for the purposes of attesting authenticity of the matter contained therein but which does not create any obligation binding on the Company.

DISTRIBUTIONS

121.	Subject to paragraphs 30 to 44, the Company may, from time to time, by a Resolution of Directors authorise a Distribution by the Company at such time, and of such amount, to any Shareholders, as it thinks fit if they are satisfied, on reasonable grounds, that immediately after the Distribution, the Company satisfies the following solvency test:

(a)	the value of the Company’s assets will exceed its liabilities; and

(b)	the Company will be able to pay its debts as they fall due.

122.	The Directors may, before making any Distribution, set aside out of the profits of the Company such sum as they think proper as a reserve fund, and may invest the sum so set apart as a reserve fund upon such securities as they may select.

123.	Notice of any Distribution that may have been authorised shall be given to each Shareholder in the manner hereinafter mentioned and all Distributions unclaimed for three years after having been declared may be forfeited by Resolution of Directors for the benefit of the Company.

124.	No Distribution shall bear interest as against the Company and no Distribution shall be authorised or made on Treasury Shares.

125.	The Directors may determine in their sole discretion to issue bonus Shares from time to time.

126.	A division of the issued and outstanding Shares of a Class or Series of Shares into a larger number of Shares of the same Class or Series having a proportionately smaller par value does not constitute the issue of a bonus Share.

127.	If several Persons are registered as joint holders of any Shares, any one of such Persons may give receipt for any Distribution made in respect of such Shares.

ACCOUNTS AND AUDIT

128.	The Company shall keep such accounts and records that:

(a)	are sufficient to show and explain the Company’s transactions; and

(b)	will at any time, enable the financial position of the Company to be determined with reasonable accuracy.

129.	The books of account shall be kept at the office of the Registered Agent or at such other place or places as the Directors think fit, and shall always be open to the inspection of the Directors.

130.	The Directors may from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Shareholders not being Directors, and no Shareholder (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by law or authorised by a Resolution of Directors or by a Resolution of Shareholders.

131.	The accounts relating to the Company's affairs shall only be audited if the Directors so determine, in which case the financial year end and the accounting principles will be determined by the Directors.

132.	The auditors of the Company shall not be deemed to be Officers.

NOTICES

133.	Any notice or document may be served by the Company or by the Person entitled to give notice to any Shareholder either personally, or by posting it airmail or air courier service in a prepaid letter addressed to such Shareholder at his address as appearing in the Register of Members, or by electronic mail to any electronic mail address such Shareholder may have specified in writing for the purpose of such service of notices, or by facsimile should the Directors deem it appropriate. In the case of joint holders of a Share, all notices shall be given to that one of the joint holders whose name stands first in the Register of Members in respect of the joint holding, and notice so given shall be sufficient notice to all the joint holders.

134.	Any Shareholder present, either personally or by proxy, at any Shareholders' meeting shall for all purposes be deemed to have received due notice of such meeting and, where requisite, of the purposes for which such meeting was convened.

135.	Any notice or other document, if served by:

(a)	post, shall be deemed to have been served five days after the time when the letter containing the same is posted;

(b)	facsimile, shall be deemed to have been served upon production by the transmitting facsimile machine of a report confirming transmission of the facsimile in full to the facsimile number of the recipient;

(c)	recognised courier service, shall be deemed to have been served 48 hours after the time when the letter containing the same is delivered to the courier service; or

(d)	electronic mail, shall be deemed to have been served immediately upon the time of the transmission by electronic mail.

In proving service by post or courier service it shall be sufficient to prove that the letter containing the notice or documents was properly addressed and duly posted or delivered to the courier service.

136.	Any notice or document delivered or sent by post to or left at the registered address of any Shareholder in accordance with the terms of these Articles shall notwithstanding that such Shareholder be then dead or bankrupt, and whether or not the Company has notice of his death or bankruptcy, be deemed to have been duly served in respect of any Share registered in the name of such Shareholder as sole or joint holder, unless his name shall at the time of the service of the notice or document, have been removed from the Register of Members as the holder of the Share, and such service shall for all purposes be deemed a sufficient service of such notice or document on all Persons interested (whether jointly with or as claiming through or under him) in the Share.

137.	Notice of every Shareholders' meeting shall be given to:

(a)	all Shareholders holding Shares with the right to receive notice and who have supplied to the Company an address for the giving of notices to them; and

(b)	every Person entitled to a Share in consequence of the death or bankruptcy of a Shareholder, who but for his death or bankruptcy would be entitled to receive notice of the meeting.

Subject to the rules of any Designated Exchange, no other Person shall be entitled to receive notices of Shareholders' meetings.

INDEMNITY

138.	Without prejudice to any additional indemnification agreements the Company may enter into in favour of the Directors, subject to the limitations hereinafter provided the Company shall indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any Person (an "Indemnifiable Person") who:

(a)	is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the Person is or was a Director, an Officer, agent or a liquidator of the Company; or

(b)	is or was, at the request of the Company, serving as a director, officer, agent or liquidator of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.

139.	The Company may only indemnify an Indemnifiable Person if such Person acted honestly and in good faith and in what the Indemnifiable Person believed to be in the best interests of the Company and, in the case of criminal proceedings, the Indemnifiable Person had no reasonable cause to believe that his conduct was unlawful.

140.	The decision of the Directors as to whether the Indemnifiable Person acted honestly and in good faith and in what the Indemnifiable Person believed to be in the best interests of the Company and, in the case of criminal proceedings, as to whether such Person had no reasonable cause to believe that his conduct was unlawful, is in the absence of fraud, sufficient for the purposes of these Articles, unless a question of law is involved.

141.	The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the Indemnifiable Person did not act honestly and in good faith and with a view to the best interests of the Company or that such Person had reasonable cause to believe that his conduct was unlawful.

142.	Expenses, including legal fees, incurred by an Indemnifiable Person in defending any legal, administrative or investigative proceedings may be paid by the Company in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the Indemnifiable Person to repay the amount if it shall ultimately be determined that the Indemnifiable Person is not entitled to be indemnified by the Company in accordance with these Articles.

143.	Expenses, including legal fees, incurred by a former Director, Officer or agent in defending any legal, administrative or investigative proceedings may be paid by the Company in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the former Director, Officer or agent, as the case may be, to repay the amount if it shall ultimately be determined that the former Director, Officer or agent is not entitled to be indemnified by the Company in accordance with these Articles and upon such other terms and conditions, if any, as the Company deems appropriate.

144.	The indemnification and advancement of expenses provided by, or granted pursuant to, this section is not exclusive of any other rights to which the Person seeking indemnification or advancement of expenses may be entitled under any agreement, resolution of members, resolution of disinterested Directors or otherwise, both as to acting in the Person's official capacity and as to acting in another capacity while serving as a Director, if applicable.

145.	If a Person to be indemnified has been successful in defence of any proceedings described above the Person is entitled to be indemnified against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred by the Person in connection with the proceedings.

INSURANCE

146.	The Company may purchase and maintain insurance in relation to any person who is or was a Director, or who at the request of the Company is or was serving as a Director of, or in any other capacity is or was acting for another body corporate or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the person against the liability in the preceding Article.

NON-RECOGNITION OF TRUSTS

147.	Subject to the proviso hereto, no Person shall be recognised by the Company as holding any Share upon any trust and the Company shall not, unless required by law, be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any Share or (except only as otherwise provided by these Articles or as required by law) any other right in respect of any Share except an absolute right to the entirety thereof in each Shareholder registered in the Register of Members, provided that, notwithstanding the foregoing, the Company shall be entitled to recognise any such interests as shall be determined by the Directors.

WINDING UP

148.	Subject to the other provisions of the Memorandum and these Articles (including paragraphs 30 to 44), if the Company shall be wound up, the liquidator may divide amongst the Shareholders in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Shareholders of different Classes or Series. The liquidator may vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Shareholders as the liquidator shall think fit, but so that no Shareholder shall be compelled to accept any asset whereon there is any liability.

AMENDMENT OF ARTICLES OF ASSOCIATION

149.	These Articles may be amended in the manner prescribed in the Memorandum.

CLOSING OF REGISTER OF MEMBERS OR FIXING RECORD DATE

150.	For the purpose of determining those Shareholders that are entitled to receive notice of, attend or vote at any meeting of Shareholders or any adjournment thereof, or those Shareholders that are entitled to receive payment of any Distribution, or in order to make a determination as to who is a Shareholder for any other purpose, the Directors may provide that the Register of Members shall be closed for transfers for a stated period which shall not exceed in any case forty days. If the Register of Members shall be so closed for the purpose of determining those Shareholders that are entitled to receive notice of, attend or vote at a meeting of Shareholders the Register of Members shall be so closed for at least ten days immediately preceding such meeting and the record date for such determination shall be the date of the closure of the Register of Members.

151.	In lieu of or apart from closing the Register of Members, the Directors may fix in advance a date as the record date for any such determination of those Shareholders that are entitled to receive notice of, attend or vote at a meeting of the Shareholders and for the purpose of determining those Shareholders that are entitled to receive payment of any Distribution the Directors may, at or within ninety days prior to the date of declaration of such Distribution, fix a subsequent date as the record date for such determination.

152.	If the Register of Members is not so closed and no record date is fixed for the determination of those Shareholders entitled to receive notice of, attend or vote at a meeting of Shareholders or those Shareholders that are entitled to receive payment of a Distribution, the date on which notice of the meeting is posted or the date on which the resolution of the Directors declaring such Distribution is adopted, as the case may be, shall be the record date for such determination of Shareholders. When a determination of those Shareholders that are entitled to receive notice of, attend or vote at a meeting of Shareholders has been made as provided in this Article, such determination shall apply to any adjournment thereof.

UNTRACEABLE SHAREHODLERS

153.	The Company shall be entitled to sell any Shares of a Shareholder or the Shares to which a person is entitled by virtue of transmission on death or bankruptcy or operation of law if and provided that:

(a)	all cheques, not being less than three in number, for any sums payable in cash to the holder of such Shares have remained uncashed for a period of 12 years;

(b)	the Company has not during that time or before the expiry of the three month period referred to in Article 157(c) below received any indication of the whereabouts or existence of the holder or person entitled to such Shares by death, bankruptcy or operation of law; and

(c)	upon expiry of the 12-year period, the Company has caused an advertisement to be published in newspapers, giving notice of its intention to sell such Shares, and a period of three months has elapsed since such advertisement.

The net proceeds of any such sale shall belong to the Company and upon receipt of the Company of such net proceeds the Company shall become indebted to the former Shareholder for an amount equal to such net proceeds.

REGISTRATION BY WAY OF CONTINUATION

154.	The Company may by Resolution of Directors or by Resolution of Shareholders resolve to be registered by way of continuation in a jurisdiction outside the British Virgin Islands in the manner provided under those laws. In furtherance of a resolution adopted pursuant to this Article, the Directors may cause an application to be made to the Registrar of Corporate Affairs to deregister the Company in the British Virgin Islands and may cause all such further steps as they consider appropriate to be taken to effect the transfer by way of continuation of the Company.

DISCLOSURE

155.	The Directors, or any service providers (including the Officers, the Secretary and the Registered Agent of the Company) specifically authorised by the Directors, shall be entitled to disclose to any regulatory or judicial authority any information regarding the affairs of the Company including without limitation information contained in the Register of Members and books of the Company.

We, Walkers Corporate Services (BVI) Limited of Walkers Chambers, 171 Main Street, Road Town, Tortola VG1110, British Virgin Islands for the purpose of incorporating a BVI Business Company under the laws of the British Virgin Islands hereby sign our name to these Articles of Association this 11th day of March, 2011.

Incorporator

Sgd: Smona Molyneaux

For and on behalf of

Walkers Corporate Services (BVI) Limited